Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Basilio Chen, President, Secretary and Treasurer of Alchemical Capital Corp. (the “Company”), hereby certify to my knowledge that:

(1)
The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010  (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

ALCHEMICAL CAPITAL CORP.
(Registrant)

/s/  Basilio Chen
Basilio Chen
President, Secretary and Treasurer
(Principal Accounting Officer and Authorized Officer)

Dated:     August 13, 2010